Exhibit h.3

                            ADMINISTRATION AGREEMENT

                            ADMINISTRATION AGREEMENT

         This agreement is effective as of the 1st day of July, 2006 by and between the trusts listed on Schedule A (each a "Trust" and together the "Trusts") including the funds listed under each Trust (each, a "Fund" and together the "Funds"), and Phoenix Equity Planning Corporation, a Connecticut corporation (the "Administrator").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, each Trust is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, each Trust desires to retain the Administrator to render or otherwise provide for administrative services in the manner and on the terms and conditions hereafter set forth; and

         WHEREAS, the Administrator desires to be so retained on said terms and conditions.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, each Trust and the Administrator agree as follows:

         1. Appointment and Acceptance. Each Trust hereby appoints Phoenix Equity Planning Corporation to act as Administrator of the Funds, subject to the supervision and direction of the Board of Trustees of each Trust, as hereinafter set forth. The Administrator hereby accepts such appointment and agrees to furnish or cause to be furnished the services contemplated by this Agreement.

         2. Duties of the Administrator.

            (a) The Administrator shall perform or arrange for the performance of the following administrative and clerical services: (i) maintain and preserve the books and records, including financial and corporate records, of each Trust as required by law or otherwise for the proper operation of each Trust; (ii) prepare and, subject to approval by each Trust, file registration statements, notices, reports, tax returns and other documents required by U.S. Federal, state and other applicable laws and regulations (other than state "blue sky" laws), including proxy materials and periodic reports to Fund shareholders, oversee the preparation and filing of registration statements, notices, reports and other documents required by state "blue sky" laws, and oversee the monitoring of sales of shares of the Funds for compliance with state securities laws; (iii) calculate and publish the net asset value of each Fund's shares;
(iv) calculate dividends and distributions and performance data, and prepare other financial information regarding each Trust; (v) oversee and assist in the coordination of, and, as the Board may reasonably request or deem appropriate, make reports and recommendations to the Board on, the performance of administrative and professional services rendered to the Funds by others including, but not limited to, the custodian, registrar, transfer agent and dividend disbursing agent, shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable; (vi) furnish corporate secretarial services to each Trust, including,


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without limitation, preparation of materials necessary in connection with meetings of each Trust's Board of Trustees, including minutes, notices of meetings, agendas and other Board materials; (vii) provide each Trust with the services of an adequate number of persons competent to perform the administrative and clerical functions described herein; (viii) provide each Trust with administrative office and data processing facilities; (ix) arrange for payment of each Fund's expenses; (x) provide routine accounting services to the Funds, and consult with each Trust's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of each Trust; (xi) prepare such financial information and reports as may be required by any banks from which each Trust borrows funds; (xii) develop and implement procedures to monitor each Fund's compliance with legal and regulatory requirements and with each Fund's investment policies and restrictions as set forth in each Fund's currently effective Prospectus and Statement of Additional Information filed under the Securities Act of 1933, as amended; (xiii) arrange for the services of persons who may be appointed as officers of each Trust, including the President, Vice Presidents, Treasurer, Secretary and one or more assistant officers; and (xiv) provide such assistance to the investment adviser, the custodian, other Trust service providers and the Fund counsel and auditors as generally may be required to carry on properly the business and operations of each Trust. Each Trust agrees to cause the portfolio management agent to deliver to the Administrator, on a timely basis, such information as may be necessary or appropriate for the Administrator's performance of its duties and responsibilities hereunder, including but not limited to, shareholder reports, records of transactions, valuations of investments (which may be based on information provided by a pricing service) and records of expenses borne by each Fund, and the Administrator shall be entitled to rely on the accuracy and completeness of such information in performing its duties hereunder. Notwithstanding anything to the contrary herein contained, each Trust, and not the Administrator, shall be responsible for and bear the costs of other service providers such as the custodian, transfer agent, dividend disbursing agent, shareholder servicing agents, legal counsel, independent auditors, underwriters, brokers and dealers, corporate fiduciaries, insurers, printers, banks and such other persons as may be necessary for the proper operation of the Funds.

            (b) In providing for any or all of the services listed in section 2(a) hereof, and in satisfaction of its obligations to provide such services, the Administrator may enter into agreements with one or more other persons or entities, such as a sub-administrator, to provide such services to each Trust provided that the Administrator shall be as fully responsible to the Funds for the acts and omissions of any such service providers as it would be for its own acts or omissions hereunder and provided that the Administrator shall be responsible for the payment of such services, with the exception of out-of-pocket expenses which shall be billed to the Funds.

            (c) All activities of the Administrator shall be conducted in accordance with each Trust's Declaration of Trust, By-laws and registration statement, under the supervision and direction of the Board of Trustees, and in conformity with the 1940 Act and other applicable federal and state securities laws and regulations.

         3. Expenses of the Administrator. The Administrator assumes the expenses of and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense provide office space, facilities, equipment and the necessary personnel which it is obligated to provide under section 2 hereof, except that each Trust shall pay the expenses of its other service providers such as the custodian, transfer agent,


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dividend disbursing agent, shareholder servicing agents, legal counsel, independent auditors, underwriters, brokers and dealers, corporate fiduciaries, insurers, printers, banks and such other persons as may be necessary for the proper operation of the Funds and expenses of Trust officers attending Board meetings as required and such other appropriate out of pocket expenses as approved by the Board. Each Trust shall pay or cause to be paid all other expenses of the Funds referenced in this Agreement.

         4. Compensation of the Administrator. For the services provided to each Trust and each Fund by the Administrator pursuant to this Agreement, each Fund shall pay the Administrator monthly for its services, fees at the following annual rates based on the combined aggregate average daily net assets plus out of pocket expenses (including out of pocket expenses of any sub-administrator to each Trust):

                  Non-Money Market Funds                      Money Market Funds
                  ----------------------                      ------------------
         Net Assets          Administrative Fee(1)      Net Assets      Administrative Fee(2)
         ----------          ---------------------      ----------      ---------------------

         First $5 Billion            .09%               All Assets             .035%
         Next $10 Billion            .08%
         Over $15 Billion            .07%

         5. Limitation of Liability of the Administrator; Indemnification. The Administrator shall not be liable to each Trust or any Fund for any error of judgment or mistake of law or for any loss arising out of any act or omission by the Administrator, or any persons engaged pursuant to section 2(b) hereof, including officers, agents and employees of the Administrator and its affiliates, in the performance of its duties hereunder. Nothing herein contained shall be construed to protect the Administrator against any liability to each Trust, a Fund, or shareholders to which the Administrator shall otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

         6. Activities of the Administrator. The services of the Administrator under this Agreement are not to be deemed exclusive, and the Administrator and any person controlled by or under common control with the Administrator shall be free to render similar services to others and services to each Trust in other capacities.

         7. Duration and Termination of this Agreement.

            (a) This Agreement shall become effective July 1, 2006 and shall continue in effect with respect to each Fund until December 31, 2006, and thereafter from year to year so long as such continuation is specifically approved at least annually by the Board of Trustees of each Trust, including a majority of the Trustees who are not "interested persons" of each Trust within the meaning of the 1940 Act and who have no direct or indirect interest in this Agreement; provided, however, that this Agreement may be terminated at any time without the payment of any penalty, on behalf of any or all of the Funds, by each Trust, by the Board or, with respect to any Fund, by "vote of a majority of the outstanding voting securities" (as defined in



------------------------
(1) Fee is based on combined assets of all non-money market series of Phoenix Funds and Phoenix Edge Series Fund.
(2) Fee is based on combined assets of all money market series of Phoenix Funds and Phoenix Edge Series Fund.


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the 1940 Act) of that Fund, or by the Administrator on not less than 60 days'
written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment" as defined in the 1940 Act.

            (b) The Administrator hereby agrees that the books and records prepared hereunder with respect to each Trust are the property of each Trust and further agrees that upon the termination of this Agreement or otherwise upon request the Administrator will surrender promptly to each Trust copies of the books and records maintained or required to be maintained hereunder, including in such machine-readable form as agreed upon by the parties, in accordance with industry practice, where applicable.

         8. Amendments of this Agreement. This Agreement may be amended by the parties hereto only if such amendment is specifically approved by the Board of Trustees of each Trust and such amendment is set forth in a written instrument executed by each of the parties hereto.

         9. Limitation of Liability. It is expressly agreed that the obligations of each Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of each Trust personally, but bind only the Trust property of each Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees or the shareholders of each Trust and signed by of each Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or be binding upon or impose any liability on any of them personally, but shall bind only the trust property of each Trust as provided in its Declaration of Trust.

         10. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Connecticut as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of Connecticut, or any provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         11. Counterparts. This Agreement may be executed by the parties hereto in counterparts and if so executed, the separate instruments shall constitute one agreement.

         12. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed to be received on the earlier date of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notice shall be addressed: (a) if to the Administrator, to the attention of: John H. Beers, Vice President and Secretary, Phoenix Equity Planning Corporation, One American Row, P.O. Box 5056, Hartford, CT 06102 or (b) if to each Trust, to the attention of: President, Phoenix Funds, c/o Secretary, Phoenix Funds, One American Row, Hartford, CT 06102, or at such other address as either party may designate by written notice to the other. Notice shall also be deemed sufficient if given by telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).


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         13. Separate Funds. This Agreement shall be construed to be made by each Trust as a separate agreement with respect to each Fund, and under no circumstances shall the rights, obligations or remedies with respect to a particular Fund be deemed to constitute a right, obligation or remedy applicable to any other Fund.

         14. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior arrangements, agreements or understandings.

                              PHOENIX ADVISER TRUST
                              PHOENIX ASSET TRUST
                              PHOENIX CA TAX-EXEMPT BOND FUND
                              PHOENIX EQUITY SERIES FUND
                              PHOENIX EQUITY TRUST
                              PHOENIX INSIGHT FUNDS TRUST
                              PHOENIX INSTITUTIONAL MUTUAL FUNDS
                              PHOENIX INVESTMENT SERIES FUND
                              PHOENIX INVESTMENT TRUST 06
                              PHOENIX INVESTMENT TRUST 97
                              PHOENIX MULTI-PORTFOLIO FUND
                              PHOENIX MULTI-SERIES TRUST
                              PHOENIX OPPORTUNITIES TRUST
                              PHOENIX PHOLIOs(SM)
                              PHOENIX PORTFOLIOS
                              PHOENIX SERIES FUND
                              PHOENIX STRATEGIC EQUITY SERIES FUND

                              By:/s/ Daniel T. Geraci
                                 -----------------------------------------------
                              Name:  Daniel T. Geraci
                              Title: President

                              PHOENIX EQUITY PLANNING CORPORATION

                              By:/s/ John H. Beers
                                 -----------------------------------------------
                              Name:  John H. Beers
                              Title: Vice President and Secretary

Dated: August 23, 2006.


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                                   SCHEDULE A
                            (Dated: August 23, 2006)

PHOENIX ADVISER TRUST
   Phoenix Focused Value Fund
   Phoenix Foreign Opportunities Fund

PHOENIX ASSET TRUST
   Phoenix CA Intermediate Tax-Free Bond Fund
   Phoenix Rising Dividends Fund
   Phoenix Small-Mid Cap Fund

PHOENIX CA TAX-EXEMPT BOND FUND

PHOENIX EQUITY SERIES FUND
   Phoenix Growth & Income Fund

PHOENIX EQUITY TRUST
   Phoenix Mid-Cap Value Fund
   Phoenix Pathfinder Fund
   Phoenix Relative Value Fund
   Phoenix Total Value Fund
   Phoenix Worldwide Strategies Fund

PHOENIX INSIGHT FUNDS TRUST
   Phoenix Insight Balanced Fund
   Phoenix Insight Core Equity Fund
   Phoenix Insight Emerging markets Fund
   Phoenix Insight Index Fund
   Phoenix Insight International Fund
   Phoenix Insight Small-Cap Opportunity Fund
   Phoenix Insight Small-Cap Value Fund
   Phoenix Insight Bond Fund
   Phoenix Insight High Yield Bond Fund
   Phoenix Insight Intermediate Government Bond Fund
   Phoenix Insight Intermediate Tax-Exempt Bond Fund
   Phoenix Insight Short/Intermediate Bond Fund
   Phoenix Insight Tax-Exempt Bond Fun
   Phoenix Insight Government Money market Fund
   Phoenix Insight Money Market Fund
   Phoenix Insight Tax-Exempt Money Market Fund

PHOENIX INSTITUTIONAL MUTUAL FUNDS
   Phoenix Institutional Bond Fund
   Phoenix Low-Duration Core Plus Bond Fund

PHOENIX INVESTMENT SERIES FUND
   Phoenix Global Utilities Fund
   Phoenix Income & Growth Fund

PHOENIX INVESTMENT TRUST 06
   Phoenix All-Cap Growth Fund
   Phoenix Nifty Fifty Fund
   Phoenix Small-Cap Growth Fund



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                               SCHEDULE A (CONT'D)
                            (Dated: August 23, 2006)


PHOENIX INVESTMENT TRUST 97
   Phoenix Quality Small-Cap Fund
   Phoenix Small-Cap Sustainable Growth Fund
   Phoenix Small-Cap Value Fund
   Phoenix Value Equity Fund

PHOENIX MULTI-PORTFOLIO FUND
   Phoenix Emerging Markets Bond Fund
   Phoenix International Strategies Fund
   Phoenix Real Estate Securities Fund
   Phoenix Tax-Exempt Bond Fund

PHOENIX MULTI-SERIES TRUST
   Phoenix High Yield Securities Fund
   Phoenix Multi-Sector Fixed Income Fund
   Phoenix Multi-Sector Short Term Bond Fund

PHOENIX OPPORTUNITIES TRUST
   Phoenix Bond Fund
   Phoenix Earnings Driven Growth Fund
   Phoenix Growth Opportunities Fund

PHOENIX PHOLIOS(SM)
   Phoenix Conservative Income PHOLIO
   Phoenix Diversifier PHOLIO
   Phoenix International PHOLIO
   Phoenix Wealth Accumulator PHOLIO
   Phoenix Wealth Builder PHOLIO
   Phoenix Wealth Guardian PHOLIO
   Phoenix Wealth Preserver PHOLIO

PHOENIX PORTFOLIOS
   Phoenix Market Neutral Fund

PHOENIX SERIES FUND
   Phoenix Balanced Fund
   Phoenix Capital Growth Fund
   Phoenix Core Bond Fund
   Phoenix High Yield Fund
   Phoenix Mid-Cap Growth Fund
   Phoenix Money Market Fund

PHOENIX STRATEGIC EQUITY SERIES FUND
   Phoenix Dynamic Growth Fund
   Phoenix Fundamental Growth Fund
   Phoenix Large-Cap Growth Fund
   Phoenix Strategic Growth Fund



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